EXHIBIT 99.1


February 17, 2005



John Brooks
Chairman of the Board
Service 1st Bancorp

Dear John and Board Members,

Please accept this letter as my resignation from the Service 1st Bancorp Board of Directors and the Service 1st Bank Board of Directors.

I have enjoyed the association with the Board, but like the Dempseys, Janice and I wish to travel and enjoy a time of fewer obligations. I appreciate the friendships of the Board and, of course, the success of the Bank.

Thank you, again, for all the camaraderie and personal learning experiences.



Sincerely,


/s/ GARY PODESTO
-------------------------
Gary Podesto


                                  Page 5 of 5